STOCK OPTION AGREEMENT
                             ----------------------

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                             NITTANY FINANCIAL CORP.
                             1998 STOCK OPTION PLAN
                             ----------------------

                           FOR OFFICERS AND DIRECTORS

         STOCK OPTIONS for a total of ____ shares of common stock ("Common Stock") of Nittany Financial Corp. (the "Corporation"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to ___________________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the Nittany Financial Corp. 1998 Stock Option Plan (the "Plan") adopted by the Corporation which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $_____ for each share of Common Stock under option, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

         2. Exercises of Option. This Option shall be exercisable in accordance with provisions of the Plan, provided the holder of such Option is an employee, director or director emeritus of the Corporation as of such date, as follows:

                  (a)      Schedule of Rights to Exercise.
--------------------------------------------------------------------------------
                                                           Percentage of
                                                           Total Shares
                                                           Awarded Which
                                                          Are Exercisable/
                      Date             Options             Non-forfeitable
                      ----             -------             ---------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
As of ________.................                  ___             25%
--------------------------------------------------------------------------------
As of  ________ ...............                  ___             50%
--------------------------------------------------------------------------------
As of  ________ ...............                  ___             75%
--------------------------------------------------------------------------------
As of  ________................                  ___            100%
--------------------------------------------------------------------------------

         Options awarded to the Optionee shall continue to vest annually during such period that he serves as an employee, director or director emeritus of the Nittany Bank ("Savings Bank") or the Corporation. Notwithstanding any provisions in this Section 2, in no event shall this Option be exercisable prior to six months following the date of grant. Options shall be 100% vested and exercisable upon the death or disability of the Optionee, or upon a change in control of the Corporation. All Options shall be exercisable for 10 years from the Date of Grant without regard to continued service as an employee, director, or director emeritus. Upon termination of service absent death or Disability, all Options shall become "non-incentive" options if not exercised within three months of termination of service.

     (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Corporation's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option; and

                            (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Corporation.

         Payment of the purchase price of any shares of Common Stock with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Corporation may require the person exercising this Option to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

         5. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                             Nittany Financial Corp.



Date: ________________                       By: _______________________________



Attest:


______________________


[SEAL]

                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                             NITTANY FINANCIAL CORP.
                             1998 STOCK OPTION PLAN



                                                              __________________
                                                                     (Date)
Nittany Financial Corp.
116 East College Avenue
State College, Pennsylvania 16801

Dear Sir:

         The undersigned elects to exercise the Incentive Stock Option to purchase ____________shares of Common Stock of Nittany Financial Corp. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

                              $__________       of cash or check
                               __________       of Common Stock
                              $                 Total
                               ==========

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name                    _______________________________________________

         Address                 _______________________________________________

         Social Security Number  _______________________________________________


                                               Very truly yours,

                                               _________________________________

                             STOCK OPTION AGREEMENT
                             ----------------------

                         FOR NON-INCENTIVE STOCK OPTIONS
                                 PURSUANT TO THE
                             NITTANY FINANCIAL CORP.
                             1998 STOCK OPTION PLAN
                             ----------------------

                             NON-EMPLOYEE DIRECTORS

         STOCK OPTIONS for a total of ___ shares of common stock of ("Common Stock") Nittany Financial Corp. (the "Corporation") is hereby granted to _______________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the Nittany Financial Corp. 1998 Stock Option Plan (the "Plan") adopted by the Corporation which is incorporated by reference herein, receipt of which is hereby acknowledged. Such stock options do not comply with options granted under
Section 422 of the Internal Revenue Code of 1986, as amended.

     1. Option Price. The Option price is $____ for each Share, being 100% of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

     2. Exercise of Option. This Option shall be exercisable in accordance with provisions of the Plan as follows:

        (a)      Schedule of Rights to Exercise.*

--------------------------------------------------------------------------------
                                                      Percentage of Total Shares
                                                           Awarded Which Are
          Date                         Number                Non-forfeitable
          ----                         ------                ---------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
As of _____________........            ____                      33.33%
--------------------------------------------------------------------------------
As of _____________........             ____                     66.66%
--------------------------------------------------------------------------------
As of _____________........             ____                      100%
--------------------------------------------------------------------------------


         Options shall continue to vest annually provided that such holder remains a director or director emeritus of the Corporation. Notwithstanding any provisions in this Section 2, in no event shall this Option be exercisable prior to six months following the date of grant. Options shall be 100% vested and exercisable upon death or disability of the Optionee, or upon a Change in Control of the Corporation or Nittany Bank.

         (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Corporation's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option; and

                            (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Corporation.

         Payment of the purchase price of any shares of Common Stock with respect to which the Option is being exercised shall be by certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the shares of Common Stock upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Corporation may require the person exercising this Option to make any representation and warranty to the Corporation as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

         5. Related Matters. Notwithstanding anything herein to the contrary, additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                                  Nittany Financial Corp.



Date: ____________________                        By:  _________________________



Attest:


__________________________


[SEAL]

                    NON-INCENTIVE STOCK OPTION EXERCISE FORM
                    ----------------------------------------

                                 PURSUANT TO THE
                             NITTANY FINANCIAL CORP.
                             1998 STOCK OPTION PLAN

                                                            ____________________
                                                                    (Date)
Nittany Financial Corp.
116 East College Avenue
State College, Pennsylvania 16801

Dear Sir:

         The undersigned elects to exercise the Non-Incentive Stock Option to purchase ___________ shares of Common Stock of Nittany Financial Corp. under and pursuant to a Stock Option Agreement dated _____________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.

                              $_____________    of cash or check
                               _____________    of Common Stock
                              $                 Total
                               =============

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name                     ______________________________________________

         Address                  ______________________________________________

         Social Security Number   ______________________________________________



                                                      Very truly yours,

                                                      __________________________